(BW)(BUFFETS HOLDINGS) Buffets Holdings, Inc. Reports Same Store Sales Results and Announces Conference Call to Discuss Operating Results for First Quarter of Fiscal 2006

EAGAN, Minn.-(BUSINESS WIRE)-October 20, 2005-Buffets Holdings, Inc. (“Buffets Holdings”), the parent of Buffets, Inc. (“Buffets”), reported a same store sales increase of 4.2% for the first quarter of its 2006 fiscal year (the twelve-week period ended September 21, 2005) as compared to the comparable prior year period.

Buffets Holdings also announced that it would be conducting a conference call to discuss operating results for the first quarter on Monday, October 31, 2005, at 2:00 p.m. (Eastern). You may access this call starting at 1:45 p.m. (Eastern). The conference phone number will be 1-888-228-7864 and the conference ID number will be 1692096. The conference call leader will be Roe Hatlen, Chief Executive Officer, of Buffets Holdings.

In consideration of your fellow participants, Buffets Holdings requests that cellular phones not be used. The conference call will be recorded and available for playback through Friday, November 11, 2005 at 6:00 p.m. (Eastern). Playback can be reached by dialing 1-800-642-1687 and requesting conference ID number 1692096.

Buffets currently operates 355 restaurants in 33 states comprising 346 buffet restaurants and nine Tahoe Joe’s Famous Steakhouse(R) restaurants. The buffet restaurants are principally operated under the Old Country Buffet(R) or HomeTown Buffet(R) brands. Buffets also franchises 18 buffet restaurants in seven states.

CONTACT:
Buffets, Inc., Eagan, MN
R. Michael Andrews, Jr., Chief Operating Officer (651) 994-8608